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                                                                    EXHIBIT 10.4

                                LIMITED GUARANTEE

This LIMITED GUARANTEE (the "Guarantee") is entered into as of November 22, 2002, by AMERICREDIT CORP., a Texas corporation (the "Guarantor"), in favour of CIBC MELLON TRUST COMPANY, a trust company formed under the laws of Canada, in its capacity as Trustee of AmeriCredit Canada Automobile Receivables Trust (in such capacity together with its permitted successors and assigns in such capacity, the "Trustee").

PRELIMINARY STATEMENTS. AmeriCredit Financial Services of Canada Ltd. ("AmeriCredit Canada"), in its capacity as Seller (the "Seller"), AmeriCredit Canada, as Servicer, AmeriCredit Canada Automobile Receivables Trust, as Issuer (in such capacity, the "Issuer"), Bank One, NA, as Backup Servicer, and BNY Trust Company of Canada, in its capacity as the indenture trustee of the Issuer (the "Indenture Trustee") have entered into a Sale and Servicing Agreement dated as of the date hereof (as amended, modified or replaced from time to time, the "Sale and Servicing Agreement") pursuant to which (i) the Seller has agreed to sell, transfer and assign to the Issuer all of its right, title and interest in and to the Purchased Assets on the terms described therein, (ii) AmeriCredit Canada, as the initial Servicer, has agreed to manage, service, administer, collect and enforce the Receivables on behalf of the Issuer, and (iii) AmeriCredit Canada is obligated to purchase or repurchase Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement.

The Guarantor has agreed to enter into this Guarantee to guarantee (i) the performance of the duties and responsibilities of the Servicer under the Sale and Servicing Agreement, and (ii) the obligations of AmeriCredit to purchase or repurchase Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement.

Now therefore, the Guarantor hereby agrees:

1.1      DEFINITIONS

Unless otherwise defined in this Guarantee, all defined terms used in this Guarantee shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

2.1      GUARANTEE OF OBLIGATIONS

   (a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Trustee, as agent, nominee and bailee for the Series C2002-1 Debtholders: (i) the full and prompt payment and performance of all duties and obligations to be performed by AmeriCredit Canada and each successor and assign of AmeriCredit Canada which is an Affiliate of the Guarantor, in each case, in its capacity as Servicer under the Sale and Servicing Agreement (AmeriCredit Canada and each such successor and assign, in such capacity, the "Servicer"), including the payment when due of all amounts owing by the Servicer thereunder or in connection therewith, and (ii) the full and prompt payment and performance of the obligations, if any, from time to time of AmeriCredit Canada under

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         the Sale and Servicing Agreement to purchase or repurchase Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement. The obligations under this Section 2.1 shall be referred to herein as the "Obligations".

   (b) The Guarantor shall have no obligation to (i) guarantee any obligations of the Obligors under the Receivables, (ii) to guarantee the performance of any obligations other than the Obligations, or (iii) to guarantee the performance of any obligations of a Successor Servicer under the Sale and Servicing Agreement unless such Successor Servicer is an Affiliate of the Guarantor.

3.1      UNCONDITIONALITY; IRREVOCABILITY

   (a) This is an absolute, unconditional and continuing guarantee of payment and performance of all Obligations, and the Guarantor agrees that its obligations under this Guarantee shall be irrevocable. The dissolution, insolvency or adjudication of bankruptcy of the Guarantor shall not revoke this Guarantee.

   (b) Upon and after any failure by AmeriCredit Canada (or any applicable Affiliate of the Guarantor) to pay or perform any of the Obligations, the Trustee will be entitled to make demand upon the Guarantor for the payment or performance of any such Obligations which have not been paid or performed, and after any such demand is made upon the Guarantor, the Guarantor will promptly pay or perform, as applicable, any such Obligations which have not been paid or performed.

   (c) No act or thing need occur to establish the liability or obligation of the Guarantor hereunder, and no act or thing, except full payment, discharge and performance of all Obligations, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the liability of Guarantor hereunder. The Guarantor waives all presentments, demands for performance, notices of dishonor and notices of acceptance of this Guarantee. The Trustee shall not be required first to resort to performance or payment of the Obligations by AmeriCredit Canada, the Servicer or other Person, or their properties, before enforcing this Guarantee. Until payment in full of the Obligations, the Obligations of the Guarantor under this Guarantee shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, the events described in Section 4.1 herein, whether or not with notice to or the consent of the Guarantor.

   (d) The Guarantor further agrees that, if any payment applied hereunder to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, reorganization or liquidation of AmeriCredit Canada or the Servicer) or declared to be fraudulent or preferential, the Obligations to which such payment was applied shall for the purpose of this Guarantee be deemed to have continued in existence, notwithstanding such payment, and this Guarantee shall be enforceable as to such Obligations as fully as if such payment had

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         never been made. The provisions of this Section 3.1(d) hereof shall survive any termination of this Guarantee.

4.1      CONTINUATION AND VALIDITY OF OBLIGATIONS

The liability of the Guarantor shall not be affected or impaired by any of the following events: (a) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including any trustee in bankruptcy or other similar official) of the Obligations or of the Sale and Servicing Agreement, (b) the absence of any attempt to collect the Obligations from AmeriCredit Canada or the Servicer or any guarantor or other Person, (c) the waiver or consent by the Trustee or any other Person with respect to any provision of any instrument or agreement evidencing the Obligations, any delay or lack of diligence in the enforcement of the Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Obligations, (d) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (e) any grant of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to AmeriCredit Canada or the Servicer, (f) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Trustee with respect thereto, (g) the failure by the Trustee to take any steps to perfect and maintain perfected its interest in any of the Purchased Assets including, without limitation, the Receivables, the Receivable Files, Financed Vehicles or in any other security or collateral related to the Obligations, (h) the commencement of any bankruptcy, insolvency, reorganization, liquidation, winding-up or similar proceeding with respect to AmeriCredit Canada or the Servicer or any Affiliate of AmeriCredit Canada, the Guarantor or the Servicer, (i) any full or partial release of, compromise or settlement with, or agreement not to sue, AmeriCredit Canada or the Servicer or any guarantor or other person liable in respect of any Obligations, (j) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution therefor, (k) any collection, sale, lease or disposition of, or any other enforcement of or realization on, any Purchased Assets including, without limitation, any Receivable or Financed Vehicle, (l) any assignment, pledge or other transfer of the Obligations or any evidence thereof, (m) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations, (n) any change in the existing relationship between the Guarantor and AmeriCredit Canada or the Servicer including, without limitation, any sale or other transfer of the shares of AmeriCredit Canada or the Servicer by the Guarantor, (o) any change in the control or ownership or name, objects, businesses, assets, capital structure or constitution of the Guarantor, AmeriCredit Canada or the Servicer, (p) any merger, consolidation or amalgamation of the Guarantor, AmeriCredit Canada or the Servicer with any Person, (q) any assignment, delegation or subcontracting of the duties or obligations of AmeriCredit Canada or the Servicer under the Sale and Servicing Agreement or (r) any legal or equitable discharge or defense of the Guarantor. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

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5.1      REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Trustee as follows:

(a) Organization, Etc. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to carry on its business as it is now being conducted and to execute, deliver and perform this Guarantee. The Guarantor is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this Guarantee unenforceable or would have a material adverse effect on the Guarantor's ability to perform its obligations under this Guarantee.

(b) Authorization/Valid Agreement. The Guarantor has the power and authority to execute and deliver this Guarantee and to carry out its terms. The execution, delivery and performance of this Guarantee have been duly authorized by all required corporate or other action on the part of the Guarantor, and this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(c) No Conflicts. The execution, delivery and performance by the Guarantor of this Guarantee does not and will not (i) contravene its certificate or articles of incorporation or bylaws, (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.

(d) No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of the Guarantor, threatened against the Guarantor before any governmental authority (i) asserting the invalidity of this Guarantee, (ii) seeking to prevent the consummation of the transactions contemplated by this Guarantee, (iii) seeking any determination or ruling that would adversely affect the performance by the Guarantor of its obligations under this Guarantee or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Guarantee.

(e) No Consents. No consent, approval, authorization or order of or declaration, filing or registration with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Guarantee, except such as have been duly made or obtained.

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(f) Benefits. The Guarantor has a direct and substantial economic interest in each of AmeriCredit Canada and the Servicer and expects to derive substantial benefits therefrom and from the transactions described in the Sale and Servicing Agreement and this Guarantee shall be effective and enforceable by the Trustee without regard to the receipt, nature or value of any such benefits.

(g) Solvency. The Guarantor is not insolvent nor will it be rendered insolvent by virtue of entering into or carrying out this Guarantee.

6.1      INDEPENDENT OBLIGATIONS

The obligations of the Guarantor hereunder are undertaken as primary obligor and independently of the obligations of AmeriCredit Canada and the Servicer, or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against the Guarantor whether or not action is brought first or at all against AmeriCredit Canada, the Servicer, or any other Obligor, guarantor or Person, against any collateral security or any other circumstance whatsoever, and whether or not AmeriCredit Canada, the Servicer or any Obligor, guarantor or Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against AmeriCredit Canada, the Servicer, any other obligor, guarantor or Person or any collateral security or otherwise.

7.1      WAIVERS

The Guarantor waives any and all defenses, claims, setoffs and discharges of AmeriCredit Canada, the Servicer, or any other obligor, pertaining to the Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the fullest extent permitted by applicable law, the Guarantor hereby waives: (a) any defense arising by reason of any invalidity or unenforceability of either AmeriCredit Canada or the Servicer's obligations in respect of the Sale and Servicing Agreement, any manner in which the Trustee has exercised (or not exercised) any rights and remedies under the Sale and Servicing Agreement, or any cessation from any cause whatsoever of the liability of any obligor, guarantor or Person; (b) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of the Sale and Servicing Agreement; (c) any release of any of the Purchased Assets provided under the Sale and Servicing Agreement; (d) notice of any indulgences, extensions, consents or waivers given to AmeriCredit Canada, the Servicer or any other obligor, guarantor or Person, notice of any default or Servicer Termination Event under the Sale and Servicing Agreement; (e) any right or claim of right to cause the Trustee to proceed against AmeriCredit Canada, the Servicer or any other obligor, guarantor or Person in any particular order, to proceed against or exhaust any collateral security held by the Trustee at any time or to pursue any other right or remedy whatsoever at any time; (f) any requirement of diligence or promptness on the Trustee's part in (X) making any claim or demand on or commencing suit against AmeriCredit Canada, the Servicer or any other obligor, guarantor or Person, and
(Y) otherwise enforcing the Trustee's rights in respect of Sale and Servicing Agreement; (g) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res

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judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to any person liable in respect of any Obligations, or any setoff available against, the Trustee to AmeriCredit Canada, the Servicer or any other such person, whether or not on account of a related transaction and (h) any duty of the Trustee to advise the Guarantor of any information known to the Trustee regarding the financial condition of AmeriCredit Canada or the Servicer or any other circumstance, it being agreed that the Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Guarantor specifically waives all defenses the Guarantor may have based upon any election of remedies by the Trustee which destroys the Guarantor's rights to proceed against AmeriCredit Canada, the Servicer or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of AmeriCredit Canada or the Servicer in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against AmeriCredit Canada or the Servicer, and the Guarantor hereby agrees not to exercise or pursue, so long as any of the Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from AmeriCredit Canada or the Servicer in respect of payments hereunder.

8.1      SIGNIFICANCE OF WAIVERS

The Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with the Guarantor's full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against AmeriCredit Canada, the Servicer or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.

9.1      PAYMENT

   (a) The Guarantor agrees to make immediate payment to the Trustee the Obligations owing or payable at that time upon demand for payment therefore by the Trustee to the Guarantor.

   (b) Each payment to be made by the Guarantor hereunder in respect of the Obligations shall be made:

         (1)   without set-off or counterclaim; and

         (2) free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any conditions or restrictions resulting in charges to tax and all penalties, interest and other payments on or in respect thereof ("Tax" or "Taxes") unless the Guarantor is compelled by law to so deduct or withhold such Taxes.

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10.1     TAXES

   (a) All Taxes in respect of this Guarantee or any amounts payable or paid under this Guarantee shall be paid by the Guarantor when due and, in any event prior to the date on which penalties attach thereto.

   (b) Without limiting the generality of the foregoing, if any Taxes (other than those imposed on or measured by the net income or capital of the Certificateholders, as applicable, by the jurisdictions under the laws of which they are organized, are resident or carry on business) or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by the Guarantor hereunder, the Guarantor shall pay such additional amounts as may be necessary to ensure that the Trustee, as applicable, receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 10.1(b)) not been made subject to such Taxes provided that the Trustee shall not receive any additional amounts under this Section 10.1(b) to the extent that the aggregate amount received by the Trustee would exceed the aggregate amount that the Trustee would have received under the applicable provision of the Sale and Servicing Agreement. Within thirty (30) days of each payment by the Guarantor hereunder of Taxes or in respect of Taxes, the Guarantor shall deliver to the Trustee satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities. If the Guarantor fails to pay such Taxes when due, the Guarantor shall indemnify the Trustee upon demand for such Taxes.

11.1     REIMBURSEMENT

The Guarantor shall pay or reimburse all costs and expenses (including reasonable legal fees and legal expenses) incurred by the Trustee in connection with the protection, defense or enforcement of this Guarantee in any litigation or bankruptcy or insolvency proceedings.

12.1     CUMULATIVE LIABILITY

The liability of the Guarantor under this Guarantee is in addition to and shall be cumulative with all other liabilities of the Guarantor as Guarantor, surety, endorser, accommodation co-obligor or otherwise of any Obligations or obligation of AmeriCredit Canada or the Servicer, without any limitation as to amount.

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13.1     NON-PETITION COVENANT

The Guarantor shall not petition or otherwise invoke, or join any other Person in petitioning or invoking, the process of any court or government authority for the purpose of commencing or sustaining a case against AmeriCredit Canada, any other Affiliate of the Guarantor or the Servicer under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of AmeriCredit Canada, any other Affiliate of the Guarantor or the Servicer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of AmeriCredit Canada, any other Affiliate of the Guarantor or the Servicer.

14.1     AMENDMENTS

This Guarantee may not be waived, modified, amended, terminated, released or otherwise changed except as agreed in writing by the Guarantor and the Trustee. The Guarantor may not assign its obligations hereunder without the prior written consent of the Trustee.

15.1     GOVERNING LAW

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

16.1     JURISDICTION; JURY TRIAL WAIVER; AGENT FOR SERVICE OF PROCESS.

Any legal action or proceeding with respect to this agreement may be brought in the courts of the State of Texas and by execution and delivery of this Guarantee, the Guarantor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Guarantor irrevocably waives, to the maximum extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non convenience, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guarantee or any document related hereto. The Guarantor waives personal service of any claim, notice of motion or application, summons, complaint or other process, which may be made by any other means permitted by Texas law. The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee, the transactions contemplated hereby or the actions of the Trustee in the negotiation, administration, performance or enforcement hereof.

17.1     DELIVERY BY TELECOPIER

Any party may deliver an executed copy of this Guarantee by telecopier and that party shall promptly deliver to the other parties an originally executed copy of this Guarantee.

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18.1     SEVERABILITY

Any invalidity or unenforceability of any provision or application of this Guarantee shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guarantee are declared to be severable.

19.1     BENEFITS

This Guarantee shall be effective as of the date hereof, without further act, condition or acceptance by the Trustee, AmeriCredit Canada or the Servicer, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Trustee and its successors and assigns.

20.1     WAIVER OF SUBROGATION, REIMBURSEMENT, ETC.

The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Servicer or AmeriCredit Canada that arise from the existence, payment, performance or enforcement of the Obligations under this Guarantee or the Sale and Servicing Agreement including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee against AmeriCredit Canada or the Servicer, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law including, without limitation, the right to take or receive from AmeriCredit Canada or the Servicer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate at such time, if any, as the Obligations have been paid and performed in full and any other amounts payable under this Guarantee have been paid in full and all obligations of AmeriCredit Canada and the Servicer under the Sale and Servicing Agreement have terminated.

21.1     CURRENCY OF PAYMENT

Any payment to be made by the Guarantor hereunder shall be paid in Canadian dollars.

22.1     ENTIRE AGREEMENT

This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, undertakings, representations and understandings.

23.1     SUCCESSORS AND ASSIGNS

This Guarantee shall be binding upon and enure to the benefit of the Guarantor, the Trustee and their respective successors and permitted assigns, except that the Guarantor may not assign any of its obligations hereunder. The Trustee shall be entitled to assign its rights under this Guarantee

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to the Indenture Trustee and, upon such assignment, the Indenture Trustee shall be entitled to enforce the obligations of the Guarantor under this Guarantee.

24.1     TERMINATION

This Guarantee shall terminate upon payment in full of all amounts owed to the Trustee pursuant to the terms of this Guarantee and the Sale and Servicing Agreement and all obligations of AmeriCredit Canada and the Servicer under the Sale and Servicing Agreement have terminated; provided, however, that the provisions of Section 3.1(d), 11.1 and 16.1 hereof shall survive any termination of this Guarantee.

25.1     NOTICES

All demands, notices and communications to the Guarantor hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt, to AmeriCredit Corp., 801 Cherry Street, Fort Worth, Texas 76102, Attention: Chief Financial Officer, or such other address as shall be designated by the Guarantor in a written notice delivered to the Trustee.

         IN WITNESS OF WHICH, this Guarantee has been duly executed by the Guarantor as of the date and year first above written.


                                       AMERICREDIT CORP.


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title: